Exhibit 99.1

MEDIA CONTACT:

Sue Childs

203.852.5669

schilds@edgar-online.com

FOR IMMEDIATE RELEASE

EDGAR Online Announces New Chief Operations Officer

NEW YORK, NY– March 24, 2010 – EDGAR® Online, Inc. (NASDAQ: EDGR) announced today that Diana M. Bourke will be joining the company. Ms. Bourke will assume the title of Chief Operations Officer and will join the company full time on April 5, 2010.

Prior to joining EDGAR Online, Ms. Bourke was most recently President and Chief Executive Officer of Inveshare Inc., formerly known as Swingvote. Inveshare delivers shareholder communication and voting technology solutions to brokers and clearing firms for their retail investors.

Ms. Bourke’s financial and compliance background includes several executive positions with Institutional Shareholder Services (ISS) the leading provider of corporate governance and proxy voting solutions and a subsidiary of RiskMetrics Group. Before joining RMG/ISS in 2004, Ms. Bourke had over 25 years business experience with a focus on technology and operations in a variety of industries. She was CIO and SVP of Operations for CIGNA Health Services, President and COO of SCP Communications, a medical communications company and SVP of Systems and Operations for ACNielsen. She also held various roles including CEO of NCH Promotional Services (a division of Dun & Bradstreet), VP of Application Development and Technology Infrastructure at Heller Financial, and served in a variety of technology roles early in her career with International Harvester. Ms. Bourke’s career has been focused on driving quality and efficiency through the combination of process improvement and technology enablement.

EDGAR Online President and CEO Philip Moyer said, “We are delighted to have Diana as our Chief Operations Officer. Diana will be an officer of the company and take on a pivotal role for EDGAR Online as we expand and extend our XBRL offerings. We are seeing great demand for our XBRL products and services. Diana brings the financial, compliance, technical and strategic experience that we were looking for on our senior management team to help us scale our business to take advantage of the growth opportunities we see. She is joining EDGAR Online at an exciting and demanding time in the growth of the company and I have every confidence that her skills will accelerate our progress and add enormous value to our senior management team”.

Ms. Bourke is a Summa Cum Laude, Phi Beta Kappa graduate of the University of Notre Dame with a double major in Economics and Philosophy. Ms. Bourke has served on the Board of Northwest Community Hospital in Arlington Heights, Illinois and is currently on the Board of Trudeau Institute in Saranac Lake, New York.

About EDGAR® Online, Inc.

EDGAR Online, Inc. www.edgar-online.com, is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals. The company makes its information and a variety of analysis tools available via online subscriptions and licensing agreements to a large user base.

Use of Forward-Looking Statements

This press release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in EDGAR Online’s filings with the SEC. EDGAR Online disclaims any obligation to update or revise any forward-looking statements.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

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